Execution Version

Exhibit 10k

FIRST AMENDMENT TO

REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of October 30, 2014 by and among ROLLINS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and SUNTRUST BANK, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Revolving Credit Agreement dated as of October 31, 2012, as extended pursuant to that certain letter agreement dated October 11, 2013 among the Borrower, the Lenders and the Administrative Agent (as so extended, and as the same may be amended, restated, supplemented, further extended or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Section 2. Specific Amendments to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 3 below, the parties hereto agree that:

(a)      The Credit Agreement is hereby amended by (i) deleting the defined term “Anniversary Date” in Section 1.1 thereof and (ii) deleting the defined term “Revolving Commitment Termination Date” in Section 1.1 thereof and substituting in lieu thereof the following:

“‘Revolving Commitment Termination Date’ shall mean the earliest of (i) October 31, 2018 (as such date may be extended pursuant to Section 2.24), (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(b)      The Credit Agreement is hereby further amended by deleting clause (a) of Section 2.24 in its entirety and substituting in lieu thereof the following:

“(a)      At any time after October 30, 2014, provided that all of the conditions set forth in Section 3.2(a), (b) and (c) have been met at such time, the Borrower may, by written notice to the Administrative Agent, request an extension of the Revolving Commitment Termination Date in effect at such time by one calendar year from the then scheduled Revolving Commitment Termination Date. The Administrative Agent shall promptly notify each Lender of each such request, and each Lender shall in turn, in its sole discretion, within 30 days following the date on which each such written notice from the Borrower is provided to such Lender, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Revolving Commitment Termination Date within such 30-day period described above, such Lender shall be deemed to be a Non-Consenting Lender (as defined below) with respect to such request. The Administrative Agent shall notify the Borrower not later than the 45th day after the Borrower’s written request for each such extension of the decision of the Lenders regarding the Borrower’s request for an extension of the Revolving Commitment Termination Date. There shall be no more than three (3) extensions of the Revolving Commitment Termination Date permitted to be made pursuant to this Section 2.24 after October 30, 2014.”

(c)      The Credit Agreement is hereby further amended by deleting the words “at such next Anniversary Date” in the third line of clause (b) of Section 2.24 and replacing such words with “of October 31 immediately following the Borrower’s written request to the Administrative Agent for an extension pursuant to subsection (a) above”.

(d)      The Credit Agreement is hereby further amended by deleting clause (h) of Section 7.4 in its entirety and substituting in lieu thereof the following:

“(h)      any acquisition by the Borrower or any Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, 51% or more of the Capital Stock of, or a business line or unit or a division of, any Person; provided, that (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable governmental approvals; (iii) the Borrower shall have certified to the Administrative Agent and the Lenders in writing that the Borrower is in compliance with Section 6.1 on a pro forma basis (as of the last day of the Fiscal Quarter most recently ended (for which financial statements have been provided to the Administrative Agent in accordance with this Agreement) and after giving effect to such acquisition and any Indebtedness incurred in connection therewith; provided, that, for any acquisition or series of related acquisitions in which the aggregate consideration therefor is less than $100,000,000, the Borrower shall not be required to provide a written certification evidencing compliance with Section 6.1 (but, for the avoidance of doubt, compliance with Section 6.1 as described under this subclause (iii) shall nonetheless be required for any acquisition consummated in accordance with this clause (h)); (iv) with respect to any Person or assets or division acquired in accordance herewith, such Person shall become a Subsidiary of the Borrower and shall be in the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date or such other businesses that are reasonably related thereto; and (v) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired.

(e)      The Credit Agreement is hereby further amended by deleting clause (m) of Section 7.4 in its entirety and substituting in lieu thereof the following:

“(m)      the purchase of customer contracts; provided, that (i) immediately prior to, and after giving effect to each such purchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) each such purchase shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable governmental approvals; (iii) the Borrower shall have certified to the Administrative Agent and the Lenders in writing that the Borrower is in compliance with Section 6.1 on a pro forma basis (as of the last day of the Fiscal Quarter most recently ended (for which financial statements have been provided to the Administrative Agent in accordance with this Agreement) and after giving effect to each such purchase and any Indebtedness incurred in connection therewith; provided, that, for any purchase or series of related purchases in which the aggregate consideration therefor is less than $100,000,000, the Borrower shall not be required to provide a written certification evidencing compliance with Section 6.1 (but, for the avoidance of doubt, compliance with Section 6.1 as described under this subclause (iii) shall nonetheless be required for any purchase consummated in accordance with this clause (m)); and (iv) such customer contracts relate to the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date or such other businesses that are reasonably related thereto.”

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Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)      a counterpart of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent;

(b)      a Reaffirmation of Obligations attached to this Amendment duly executed and delivered by the Guarantors;

(c)      evidence that all outstanding fees and expenses payable to the Administrative Agent (including the reasonable out-of-pocket fees and expenses of counsel to the Administrative Agent) have been paid; and

(d)      such other documents, instruments and agreements as the Administrative Agent may reasonably request on or prior to the date hereof.

Section 4. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)      Authorization. The Borrower has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower. This Amendment and the Credit Agreement, as amended by this Amendment, are legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by general principles of equity.

(b)      Compliance with Laws, etc. The execution, delivery and performance of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement (as amended hereby) in accordance with its terms, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any Requirements of Law applicable to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower.

(c)      No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)      No Consent. The execution, delivery and performance by the Borrower of this Amendment does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect.

(e)      Subsidiary Loan Parties. Each Subsidiary that is required to be a Subsidiary Loan Party pursuant to Section 5.10 of the Credit Agreement is listed as a signatory to the attached Reaffirmation of Obligations.

Section 5. Reaffirmation of Representations. The Borrower hereby represents, repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect.

(a)      Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b)      Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)      This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall for all purposes be deemed to be a “Loan Document” under the Credit Agreement and entitled to the benefits thereof.

Section 10. Release. In consideration of the amendments contained herein, the Borrower, for itself and on behalf of each of its Subsidiaries, hereby waives and releases each of the Lenders (including the Swingline Lender), the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

Section 11. Further Assurances. The Borrower agrees to, and to cause any Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Revolving Credit Agreement to be executed as of the date first above written.

BORROWER:

ROLLINS, INC.

By:	/s/ Harry J. Cynkus
Harry J. Cynkus, Chief Financial Officer

[Signature page to First Amendment to

Revolving Credit Agreement of Rollins, Inc.]

SUNTRUST BANK, as a Lender and
Administrative Agent

By:	/s/ David A. Ernst
Name:	David A. Ernst
Title:	Vice President

[Signature page to First Amendment to

Revolving Credit Agreement of Rollins, Inc.]

BANK OF AMERICA, N.A.

By:	/s/ John G, Taylor
Name:	John G. Taylor
Title:	Vice President

REAFFIRMATION OF OBLIGATIONS

Each of the undersigned Guarantors hereby (a) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under the Subsidiary Guaranty Agreement and (b) agrees that the amendments pursuant to the terms of the foregoing First Amendment to Revolving Credit Agreement, and the transactions contemplated thereby, do not in any way affect the validity and enforceability of any such Subsidiary Guaranty Agreement, or reduce, impair or discharge the obligations of such Guarantor thereunder. Further, each Guarantor hereby repeats and reaffirms each of the representations and warranties of such Guarantor under the Subsidiary Guaranty Agreement on and as of the date hereof except to the extent of any representations and warranties which speak solely as of an earlier date, in which case, such representations and warranties shall be deemed to be reaffirmed as of such earlier date.

This Reaffirmation of Obligations shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

This Reaffirmation of Obligations may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the undersigned have duly executed and delivered this Reaffirmation of Obligations as of October 30, 2014.

CRANE ACQUISITION, INC.

HOMETEAM PEST DEFENSE, INC.

IFC SERVICES OF CALIFORNIA, INC.

ORKIN INTERNATIONAL, INC.

ORKIN SERVICES OF CALIFORNIA, INC.

ORKIN SYSTEMS, INC.

ORKIN, LLC

ORKIN-IFC PROPERTIES, LLC

PCO HOLDINGS, INC.

ROLLINS CONTINENTAL, INC.

ROLLINS-WESTERN REAL ESTATE HOLDINGS, LLC

THE INDUSTRIAL FUMIGANT   COMPANY, LLC

TRUTECH, LLC

WALTHAM SERVICES LLC

WESTERN INDUSTRIES-NORTH, LLC

WESTERN INDUSTRIES-SOUTH, LLC

By: /s/ Harry J. Cynkus

Name: Harry J. Cynkus

Title: Treasurer

KINRO INVESTMENTS, INC.

ORKIN EXPANSION, INC.

PCO ACQUISITIONS, INC.

By: /s/ John W. Wilson

Name: John Wilson

Title: President

PCO AMERICA LP

By: 615345 N.B., Inc., its general partner

By: /s/ Harry J. Cynkus

Name: Harry J. Cynkus

Title: Treasurer

[Signature Page to Rollins Reaffirmation of Obligations]